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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-45907) pertaining to the Amended and Restated Stock Option Plan and Directors' Stock Option Plan of Pediatric Services of America, Inc. of our report dated December 21, 1999, with respect to the consolidated financial statements and schedule of Pediatric Services of America, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1999.

                                    ERNST & YOUNG LLP

Atlanta, Georgia
January 12, 2000